Amendment to Option Agreement

This AMENDMENT TO OPTION AGREEMENT, entered into on December 23, 2016, is an amendment to that certain Option Agreement, dated August 30, 2016 ("Option Agreement"), as amended by an Extension Agreement ("Extension Agreement") dated November 11, 2016, between Rise Resources Inc. and the Earl C. and Erica Erickson Trust, Tangold, LLC, and the Estate of Mary Bouma. This Amendment to Option Agreement is entered into by and between Rise Resources Inc., Rise Grass Valley, Inc., (collectively "Optionee"), and Leslie Toms, Gail Palen, the Erica Erickson Survivor's Trust created under the Earl C. and Erica Erickson Trust, the Estate of Erica Erickson, Tangold, LLC, and the Estate of Mary Bouma (collectively "Optioner") to amend the Option Agreement to include additional necessary parties and assign certain rights to Optionee.

Agreement

1. **Additional Parties.** The Optionee and Optioner hereby agree to amend the Option Agreement to include the following additional parties: Rise Grass Valley, Inc., a Nevada Corporation, Gail Palen, Leslie Toms, the Erica Erickson Survivor's Trust, and the Estate of Erica Erickson (Additional Parties).

   A. Rise Grass Valley, Inc. as the assignee to Rise Resources Inc. shall be treated as an Optionee under the original Option Agreement, and Gail Palen, Leslie Toms, the Erica Erickson Survivor's Trust, and the Estate of Erica Erickson shall be treated as Optioner under the Option Agreement and under this Amendment to Option Agreement.

   B. The Optioner desires to grant the exclusive right to purchase 100% of the right, title and interest in and to the Property described in the Option Agreement on the terms and subject to the conditions set forth in the Option Agreement.

   C. Pursuant to Option Agreement section 12.11, this Amendment to Option Agreement shall be binding upon the Additional Parties, their respective heirs, executors, administrators, successors, and assigns.

2. The following provision shall be added as a new Section 6.3 to the Option Agreement:

   Emgold and Other Previous Leases. Any rights sellers have in relation to lease agreements previously agreed to by Optioner or its predecessors in interest and Emgold (U.S.) Corporation shall be assigned to Optionee. Optioner shall provide to Optionee all documents and materials related to the Idaho-Maryland Mine in its possession.

3. **Closing Date.** The close of escrow date provided for in Section 1.1(b) of the Option Agreement and as amended in the Extension Agreement shall be extended under the terms of this Amendment to January 31, 2017. The parties acknowledge that this extension is provided to allow for formal assignment of executors for the Estate of Erica

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Erickson. The parties will employ reasonable efforts to close the transaction sooner than January 31, 2017, if feasible.

4. **Assignment.** All rights provided to Rise Resources Inc. via the Option Agreement and this Amendment to Option Agreement shall be assigned to Rise Grass Valley, Inc. pursuant to Section 12.8 of the Option Agreement.

5. **Revised Legal Description.** The Property, as defined in the Option Agreement, and described in Schedule A and Schedule B to the Option Agreement, shall be replaced by the updated Legal Description (Attachment A hereto), which is based on the results of additional title research.

6. **Counterparts.** Pursuant to the General Provisions described in the Option Agreement including Section 12.12, this Amendment to Option Agreement may be executed in counterparts and delivered by electronic transmission, each of which so executed and delivered shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the first date written above.

The Erica Erickson Survivor's Trust
created under the Earl C. and Erica Erickson Trust

DocuSigned by: Earlene M. Johnson — Date: 12/22/2016
Name: Earlene M. Johnson
Title: Trustee

DocuSigned by: Carol A. Frost — Date: 12/22/2016
Name: Carol A. Frost
Title: Trustee

Tangold, LLC
A California limited liability company

DocuSigned by: Gail Palen — Date: 12/22/2016
Name: Gail Palen
Title: Member

DocuSigned by: Leslie Toms — Date: 12/22/2016
Name: Leslie Toms
Title: Member

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The Estate of Mary A. Bouma

DocuSigned by:
Sandra Brislane Date: 12/22/2016
Name: Sandra J. Brislane
Title: Executor

Rise Resources Inc.

Ben Mossman Date: DEC 23 2016
Name: Benjamin Mossman
Title: CEO

Rise Grass Valley, Inc.,
A Nevada Corporation

Ben Mossman Date: DEC 23 2016
Name: BENJAMIN MOSSMAN
Title: CEO

Gail Palen

DocuSigned by:
Gail Palen Date: 12/22/2016
Name: Gail Palen
Title: Individual

Leslie Toms

DocuSigned by:
Leslie Toms Date: 12/22/2016
Name: Leslie Toms
Title: Individual

The Estate of Erica Erickson

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DocuSigned by:
Earlene M. Johnson
Date: 12/22/2016

Name: Earlene M. Johnson
Title: Executor, NOMINATED

DocuSigned by:
Carol A Frost
Date: 12/22/2016

Name: Carol A. Frost
Title: Executor, NOMINATED

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Attachment A
[Legal Description]

SURFACE LAND

Parcel Number	Description	Lot Size
09-550-32	SEC 26, TWN 16N, RNG 8E, MDBM, PTN N 1/2 26-16-8	20,908 SF
09-550-37	SEC 26, TWN 16N, RNG 8E, MDBM, PTN NE 1/4 26-16-8	4.47 AC
09-550-38	SEC 26, TWN 16N, RNG 8E, MDBM, PTN NE 1/4 26-16-8	40.1 AC
09-550-39	SEC 26, TWN 16N, RNG 8E, MDBM, PTN NE 1/4 26-16-8 344 CENTENNIAL DRIVE GRASS VALLEY, CA 95945	42,668 SF
09-550-40	SEC 26, TWN 16N, RNG 8E, MDBM, PTN NE 1/4 26-16-8	5,662 SF
09-560-36	SEC 26, TWN 16N, RNG 8E, MDBM, PTN N 1/2 SE 1/4 26-16-8	10.25 AC
09-630-37	LOT 6	21.8 AC
09-630-39	LOT 7	15.07 AC

SUBSURFACE LAND

All property described in that certain Quit Claim Deed by Idaho Maryland Industries Inc. in favor of William Ghidotti and Marian Ghidotti, his wife as tenants in common, dated June 10, 1963 and located at vol. 337, pp. 175-196 in the official records of Nevada County, as recorded on June 12, 1963.

All rights to minerals within, on, and under the property shown upon the Subdivision Map of BET ACRES, No. 85-7, filed in the Office of the County Records, Nevada County, California, on February 24, 1987, in Book 7 of Subdivisions, at Page 75 et seq.

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All rights to minerals within, on, and under the land located in Sections 23, 24, 25, 26, 34, and 35, Township 16 North, Range 8 East, Mount Diablo Base and Meridian, Sections 19, 20, 29, 30, and 31, Township 16 North, Range 9 East, Mount Diablo Base and Meridian, and Section 6, Township 15 North, Range 9 East, Mount Diablo Base and Meridian, and all other mineral rights associated with the Idaho-Maryland Mine.

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